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                                                                    Exhibit A-61

                            ARTICLES OF INCORPORATION

                                       OF

                             KOGAF Enterprises, Inc.

                The undersigned incorporator desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:

                                    ARTICLE I
                                      Name

The name of the Corporation is:

                            KOGAF Enterprises, Inc..

                                   ARTICLE II
                               PURPOSES AND POWERS

The purposes and powers for which the corporation is formed are:

        To transact any and all lawful business for which a Corporation may be incorporated under the Act.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

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                                   ARTICLE IV
                            RESIDENT OFFICE AND AGENT

        The street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that office is:

                                    James E. Hardy
                                    410 North Main Street
                                    Kokomo, Indiana 46901

                                    ARTICLE V
                                Authorized Shares

        Section 1. Number of Shares:

        The total number of shares which the Corporation is to have authority to issue is one thousand (1,000).

        A. The number of authorized shares which the Corporation designates as having par value is 0 with a par value of 0.

        B. The number of authorized shares which the Corporation designates as without par value is one thousand (1,000).

        Section 2. Terms of Shares (if any):

        All shares shall be common capital shares, having the same rights and privileges and without par value.

        Provided, however, the Corporation shall have the right to issue one or more classes or kinds of shares with full, limited or no voting powers, provided that, before so doing, the Board of Directors shall, by resolution, determine and state the relative rights, preference, limitation or restrictions of any class or classes, or of any series of any class or classes, and that such resolution be duly presented to and approved by the Secretary of State of the State of Indiana.

        Dividends or distributions may be declared and paid upon outstanding shares at the discretion of the Board of Directors, from time to time, out of earned surplus or capital surplus of the Corporation. Stock dividends may be declared and paid out of any treasury shares that have been reacquired out of surplus or unissued.

        Shares of capital stock of this Corporation may be issued by the Corporation

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for such an amount of consideration as may be fixed from time to time by the
Board of Directors, and may be paid, in whole or in part, in money, in other property, tangible or intangible, personal or real, or in labor actually performed for, or services actually rendered to, the Corporation.

        Any and all no par shares issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holder of such stock shall not be liable for any further payment.

        Shares authorized but not issued shall be held in the treasury of the Corporation, subject to the power of the Board of Directors as hereinbefore set out, to determine the consideration for which such stock will be issued within the discretion of the Board.

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                                   ARTICLE VI
                      Requirements prior to doing business

The corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

                                   ARTICLE VII
                                   Director(s)

        Section 1. Number of Directors: The initial Board of Directors is composed of three member(s). The number of Directors may from time to time be fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of Directors, the number shall be five.

        Section 2. Name and Post Office Address of the Director(s):

                The name(s) and post office address(es) of the initial Director(s) of the Corporation is (are):

        Robert F. Ebinger 1120 Hunting Bank Bld. 17 South High Street,
                Columbus, Ohio 43215

        Howard C. Williams 1524 West Jefferson, Kokomo, Indiana 46901

        James E. Hardy 4697 South Dixon Rd., Kokomo, Indiana 46901

        Section 3. Qualifications of Directors (if any):


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                                  ARTICLE VIII
                                 Incorporator(s)

        The name and post office address of the incorporator of the Corporation is (are):

        Howard C. Williams 1524 West Jefferson Kokomo, Indiana 46901

        James E. Hardy 4697 South Dixon Rd. Kokomo, Indiana 46901

                                  ARTICLE VIII
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

        Section 1. The Board of Directors of the Corporation shall have power, without the assent of the vote of the shareholders, to make, to alter, to amend, or to repeal the code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors, for the time being, shall be necessary to make such Code or to effect any alteration, amendment, or repeal thereof. All provisions for the regulation of the business and management of the affairs of the Corporation shall be stated in the By-Laws.

        Section 2. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

        Section 3. Meetings of the Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent to such action is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

        Section 4. Andy contract or other transaction between the Corporation and the Corporation hereafter formed or heretofore formed in which this Corporation owns all of the capital stock shall be valid and binding, regardless of the fact that the officers and/or Directors executing the contract on behalf of this Corporation are the same or a majority of them are the same or the participating Directors or

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        officers are the same.

        Any contract or other transaction between the Corporation and any one or more of its Directors or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stockholders, members, Directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve, and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

        Section 5. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all powers and to do all such acts and things as may be exercised or done by a corporation organized and existing under the provision of The Indiana General Corporation Act, as amended.

        Section 6. The Corporation reserves the right to alter, to amend, or to repeal any provisions contain in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act, or any other pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, Directors, and officers of the Corporation are subject to such reserved right.

        Section 7. The Corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation against the reasonable expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer Director or employee is liable for negligence or misconduct in the performance of his duties. The Corporation may also reimburse to any such Director, officer or employee the reasonable costs of settlement of any such action, suit or

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        proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the Corporation that such settlement be made and that such Director, officer or employee was not guilty of negligence of misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, officer or employee may be entitled apart from the provisions of this Article.

        IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 6th day of June, 1974.

        /s/ Howard C. Williams /s/ James E. Hardy